Exhibit 10.3

                    AMENDMENT TO THE AMERICAN STORES COMPANY
                     1989 STOCK OPTION AND STOCK AWARD PLAN


The American Stores Company 1989 Stock Option and Stock Award Plan (the "1989 Plan") is hereby amended by deleting the first sentence of the third paragraph of Section 19 of the 1989 Plan, in its entirety, and inserting the following language in place thereof:

          Notwithstanding anything contained in the Plan to the contrary, during the 60-day period from and after a Change of Control an optionee (other than an optionee who initiated a Change of Control in a capacity other than as an officer or director of the Company) with respect to an option that is unaccompanied by a stock appreciation right shall, unless the Committee shall determine otherwise at the time of grant, have the right, in lieu of the payment of the full purchase price of the shares of common stock being purchased under the option and by giving written notice to the Company, to elect (within such 60-day period) to surrender all or part of the option to the Company and to receive in cash an amount equal to the amount by which the fair market value per share of the common stock on the date of exercise shall exceed the purchase price per share under the option multiplied by the number of shares of common stock granted under the option as to which the right granted by this paragraph shall have been exercised.

The 1989 Plan is further amended by deleting the fourth paragraph of Section 19 from the 1989 Plan, in its entirety, and inserting the following language in place thereof:

          Notwithstanding anything contained in the Plan to the contrary, the payment in settlement of a stock appreciation right during the 60-day period from and after a Change of Control shall be entirely in cash and during the 60-day period from and after a Change of Control the value of a share of common stock on the date of exercise shall mean (i) with respect to the exercise of a stock appreciation right accompanying an option which is not an incentive stock option, the `Change of Control Fair Market Value'' and (ii) with respect to the exercise of a stock appreciation right accompanying an incentive stock option, the mean of the high and low prices of the common stock on the New York Stock Exchange on such date.




                 CERTIFICATE OF ADOPTION BY BOARD OF DIRECTORS

     The undersigned, Mark N. Schneider, Vice President and Assistant Secretary of American Stores Company, hereby certifies that the foregoing Amendment to the American Stores Company 1989 Stock Option and Stock Award Plan was approved by the Board of Directors of the Company at a regular meeting of the Board of Directors duly called and held on September 17, 1996.


                                        /s/ Mark N. Schneider
                                   -----------------------------------

                                   Mark N. Schneider
                                   Vice President and Assistant Secretary